EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Investor Relations Contact: Tom Ryan/Don Duffy 203.222.9013
Sally Smith—President and CEO
Media Contact:
Mary Twinem—CFO
Michael Fox 203.222.9013

Buffalo Wild Wings, Inc. Announces Preliminary 2003 Fourth Quarter Results

-Management to Present at Two Investor Conferences in January-

Minneapolis, Minnesota, January 13, 2004 – Buffalo Wild Wings, Inc.(Nasdaq: BWLD), today announced preliminary financial results for the fourth quarter ended December 28, 2003. The Company expects to report revenue of approximately $36.7 million, an increase of 37% compared to revenue of $26.7 million in the fourth quarter of fiscal 2002.

Based on strong same store sales in the fourth quarter, offset by an increase in chicken wing prices over the third quarter of fiscal 2003 and expenses related to early repayment of capital lease obligations in the fourth quarter, management believes that fully diluted earnings per common share for the fourth quarter of fiscal 2003 will range from $0.16 to $0.18, calculated in accordance with GAAP based on 5.5 million fully diluted weighted average shares outstanding.

On a pro forma basis, management believes that fully diluted earnings per common share for the fourth quarter of fiscal 2003 will range from $0.17 to $0.19, calculated on 6.6 million pro forma fully diluted weighted average shares outstanding. These pro forma calculations give effect to the conversion of mandatorily redeemable Series A Preferred Stock, which occurred on completion of the initial public offering in November 2003, into 1,849,415 shares of common stock, and the related elimination of preferred stock accretion for the quarter.

As of December 28, 2003, the Company has approximately 8 million outstanding common shares.

The Company intends to release its fourth quarter and full year results for the period ended December 28, 2003 on Thursday, March 4, 2004 at approximately 4:00 p.m. EST. A conference call will be held approximately one hour after the earnings release and webcast live at http://www.buffalowildwings.com. Management will offer guidance for the full year ended December 26, 2004 at that time.

Management also announced today that it will present at two investor conferences in January. On Tuesday, January 13, 2004, the Company will present at the SG Cowen Second Annual Consumer Conference in New York City. The Buffalo Wild Wings investor presentation will be webcast live at 2:00 p.m. EST at

www.corporate-ir.net/ireye/confLobby.zhtml?ticker=BWLD&item_id=831288.

The Company will also present at the Sixth Annual ICR XChange, Leisure Lifestyle Conference on Thursday, January 15, 2004 in Huntington Beach, CA. The Buffalo Wild Wings investor presentation will be webcast live at 2:50 p.m. PST at www.firstcallevents.com/service/ajwz396261607gf12.html.

About the Company: Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, Minnesota, is an established and growing owner, operator and franchisor of restaurants featuring a variety of boldly flavored, made-to-order menu items including Buffalo, New York-style chicken wings spun in one of the Company’s 12 signature sauces. The widespread appeal of the Company’s concept establishes its restaurants as an inviting, neighborhood destination with 245 restaurants in 29 states.

Forward-looking Statements

Certain statements in this release that are not historical facts, including, without limitation, those relating to our anticipated financial performance for the fourth quarter of 2003, are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the completion of the 2003 fiscal audit and other factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements.

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